                             CONSOLIDATION AGREEMENT


     This Agreement dated this _______ day of September, 1996, by and between:

          Costilla Energy, Inc. (the "Company") - a Delaware corporation;

          Costilla Energy, L.L.C. (the "LLC") - a Texas limited liability company;

          CSL Management Corporation ("CSL") - a Texas corporation;

          Valley Gathering Company ("Valley") - a Texas corporation;

          Cadell S. Liedtke ("Liedtke") - an individual of Midland
          County, Texas;

          Michael J. Grella ("Grella") - an individual of Midland
          County, Texas;

          Henry G. Musselman ("Musselman") - an individual of Midland County Texas; and

          NationsBanc Capital Corporation ("NBCC") - a Texas corporation.

                                 R E C I T A L S

     WHEREAS, the Company has been formed to acquire and consolidate (the "Consolidation") the following assets or entities:

     (1)  the outstanding common stock of Valley through a cash purchase;

     (2)  the assets of CSL through a cash purchase;

     (3) the LLC (following the redemption by the LLC of NBCC's redeemable interests in the LLC (the "Redeemable Interest") owned by NBCC), including: (a) the stock of the three corporate subsidiaries of the LLC, being Statewide Minerals, Inc. ("Statewide"); Costilla Petroleum Corporation ("CPC"); and Costilla Pipeline Corporation ("Pipeline"), all Texas corporations, and (b) the membership interests of the LLC in two Texas limited liability companies, Costilla Redeco Energy, L.L.C. ("Energy") and Costilla Redeco Operating, L.L.C. ("Operating") through a merger (the "Merger") of the LLC into the Company pursuant to Part Ten of Art. 1528n V.A.T.S., and Section 264 of the Delaware General Corporation Laws.

     WHEREAS, immediately prior to the Merger, the LLC will distribute $4,218,215 in cash to the Members of the LLC in the amounts set forth herein;

     WHEREAS, concurrently with the Consolidation, the Company will close offerings (collectively, the "Offerings") of $100,000,000 ____% senior subordinated notes due 2006, and 4,000,000 shares of its common stock par value $.10 per share (the "Company Common Stock") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), as described in those certain Registration Statements on Form S-1, Registration Nos. 333-08909 and 333-08913, respectively, (as amended at the time each becomes effective, the "Registration Statements") of the Company, each filed with the Securities and Exchange Commission on July 26, 1996; and

     WHEREAS, the parties hereto desire to set forth the terms and conditions of the Consolidation and provide for certain relationships and obligations among the parties hereto following the Effective Date (as defined herein).

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the aforesaid parties hereby agree as follows:

I.   REDEMPTION, DISTRIBUTIONS AND ACQUISITIONS

     A.   REDEMPTION OF REDEEMABLE INTERESTS OF NBCC

          1. Immediately prior to the Merger, NBCC shall convey, transfer, assign and sell to the LLC its Redeemable Interest for $15,486,914 (the "Redemption") payable in cash. The source of the cash payment required by this
Section I.A.1. shall be an advance to the LLC by the Company from the net proceeds from the Offerings.

          2. The Redemption shall be accomplished pursuant to an Assignment of NBCC's Redeemable Interest substantially in the form attached hereto as Exhibit "A" (the "Assignment").

          3.   NBCC represents that

               (a) the Redeemable Interest is free and clear of all encumbrances, security interests and liens and are subject only to those obligations arising from its membership in the LLC, as defined in the LLC's Regulations.

               (b) NBCC will, upon execution of the Assignment, convey good and indefeasible title to the Redeemable Interests as well as all rights to profits and capital in respect thereof.

               (c) NBCC further represents that it has taken all required corporate action to convey the Redeemable Interests and has acquired all necessary consents and approvals to consummate the Assignment. No notice to or approval by any other person, firm, entity (including governmental authorities), is required by NBCC to execute and deliver the Assignment.

     B.   CASH DISTRIBUTION TO MEMBERS

          Immediately prior to the Merger, the LLC shall make a cash distribution to each of its Members as follows:

                    NBCC           $  759,279
                    Liedtke        $1,936,669
                    Grella         $1,051,244
                    Musselman      $  471,023

     The source of the cash payment required by this Section I.B. shall be an advance to the LLC by the Company from the net proceeds from the Offerings.

     C.   PURCHASE OF VALLEY STOCK

          1. At the Closing and concurrently with the consummation of the other transactions contemplated by the Consolidation, the Company shall purchase all of the issued and outstanding shares of common stock of Valley from each of Liedtke, Grella and Musselman (collectively, the "Selling Shareholders") for the cash consideration of $660 per share ($660,000, in the aggregate) as follows:

         Selling Shareholder      No. of Shares       Cash Payment Price
         -------------------      -------------       ------------------
         Liedtke                       540                 $356,400
         Grella                        317                 $204,220
         Musselman                     143                 $ 94,380

          2. Valley and the Selling Shareholders represent, jointly and severally, that:

               a. Valley is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Valley has all requisite power and authority to own, operate and carry on its business as now being conducted. Valley's capitalization consists of 1,000,000 shares of common stock, par value $1.00 per share (the "Valley Common Stock"), of which 1,000 shares are issued and outstanding. There are no other classes of stock authorized or outstanding. The issued and outstanding shares of Valley Common Stock have been validly issued, and are fully paid and non-assessable. There are no outstanding options, warrants or similar rights to purchase or convert any obligation into Valley Common Stock or other securities of Valley.

               b. Valley has good and marketable title to all of its assets and properties, tangible and intangible, that are material to Valley's business and future prospects. All of Valley's assets are free and clear of all mortgages, liens, pledges, security interests, encumbrances, equities, claims, easements, covenants, conditions and restrictions, except as set forth in the financial statements previously delivered to the Company.

               c. The Valley Common Stock is owned by each of the Selling Shareholders free and clear of all liens, security interests or encumbrances. Each of the Selling Shareholders has all requisite authority to sell, convey and assign such shares of Valley Common Stock without the consent of any other person, firm, agency or other entity, other than such consents as have been obtained.

               d. The financial statements of Valley previously delivered to the Company (i) present fairly the financial position of Valley as at the date indicated and the results of its operations for the periods specified and (ii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein, for the absence of footnotes and for closing adjustments which would not be material in amount. Since the date of such financial statements there has been no material adverse change in Valley.

          3. The sale and assignment of the Valley Common Stock shall be effectuated by the delivery, at Closing, by each of the Selling Shareholders to the Company, of the original common stock certificates endorsed in blank.

     D.   PURCHASE OF CSL ASSETS

          1. At the Closing and concurrently with the consummation of the other transactions contemplated by the Consolidation, the Company shall purchase all of the assets of CSL for $40,000 payable in cash to CSL. The source of the cash payment required by this Section I.D.1. shall be net proceeds from the Offerings.

          2. CSL and the Selling Shareholders represent, jointly and severally that:

               a. CSL is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. CSL has all requisite power and authority to own, operate and carry on its business as now being conducted.

               b. CSL is the sole owner of the assets conveyed hereunder and has full power and authority to dispose of its assets. CSL has good and marketable title to all of its assets and properties, tangible and intangible, that are material to CSL's business and future prospects. All of CSL's assets are free and clear of all mortgages, liens, pledges, security interests, encumbrances, equities, claims, easements, covenants, conditions and restrictions, except as set forth in the financial statements previously delivered to the Company.

               c. The financial statements of CSL previously delivered to the Company (i) present fairly the financial position of CSL as at the date indicated and the results of its operations for the periods specified and (ii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein, for the absence of footnotes and for closing adjustments which would not be material in amount. Since the date of such financial statements there has been no material adverse change in CSL.

          3. This conveyance shall be accomplished by the execution, by a duly authorized officer of CSL, of a bill of sale and assignment substantially in the form attached hereto as Exhibit "B" with a complete description of the assets conveyed attached thereto, including the assets identified on the attachment to Exhibit "B". CSL shall also deliver a certified copy of Directors' and Shareholders' Resolutions authorizing the sale of all its assets.

II.  THE SECTION 351 TRANSACTIONS

     At the Closing and concurrently with the other transactions contemplated by the Consolidation, there shall be consummated two transactions pursuant to
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") as follows:

     A.   THE MERGER OF LLC INTO THE COMPANY

          1. ACTIONS TO BE TAKEN. As a part of the Consolidation, the following actions shall be taken by the LLC and the Company:

               a. Simultaneous with the execution of this Agreement, the Company and the LLC shall adopt and enter into a Plan and Agreement of Merger (the "Merger Agreement"), a copy of which is attached hereto as Exhibit "C", providing for the Merger of the LLC with and into the Company effective on the Effective Date. For the purposes of this Agreement, the "Effective Date" shall be the date appropriate certificates of merger are filed with the secretaries of the States of Texas and Delaware, which date shall be the same date as the date of Closing, and the "Effective Time" shall be the time the later of such filings is made on the Effective Date. For tax purposes, the Merger will be treated as a contribution of the LLC's assets and liabilities to the Company solely in exchange for Company Common Stock pursuant to Section 351 of the Code, and a distribution of the Company Common Stock from the Company to the former Members of the LLC.

               b. At the Effective Time the LLC shall be merged with and into the Company in accordance with the terms and conditions of the Merger Agreement and Section 351 of the Code; and the separate existence of the LLC shall cease and the Company shall continue as the surviving entity. The

Company and the LLC will cause the Merger to be consummated by filing a Certificate of Merger (the "Merger Certificate") with the secretary of the States of Texas and Delaware as required by the Delaware General Corporation Laws and the Texas Limited Liability Company Act.

               c. At the Effective Time, by virtue of the Merger and without any action on the part of any person, the membership interests in the LLC, all of which are owned by Liedtke, Grella, Musselman and NBCC, shall be converted into and shall become the number of shares of Common Stock of the Company determined pursuant to the Merger Agreement and Section II.A.1.e. below. From and after the Effective Time, the Company shall possess all of the rights, privileges and powers of the LLC; all property, rights, privileges, powers and other interests of the LLC shall be thereafter as effectively the property of the Company as they were of the LLC; the title to any and all real or personal property or other interest vested by deed or otherwise in LLC shall vest in the Company and shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and all liens upon any property of the LLC shall be preserved unimpaired, and all debts, liabilities and duties of the LLC shall thereafter attach to the Company, and may be enforced against it to the same extent as if such debts, liabilities and duties had been contracted by it.

               d. On and after the Effective Time by virtue of the Merger and without any further action, the Company shall become the owner of all issued and outstanding shares of Statewide, CPC and Pipeline, and shall become a member in Energy and Operating.

               e. Pursuant to the Merger, at the Closing, the Company shall issue an aggregate of 6,000,000 shares of Company Common Stock to the holders of the membership interests in the LLC (the "LLC Members") as follows and all previously issued shares of the Company's Common Stock, if any, in connection with its organization shall be cancelled:

         LLC Member          No. of Shares of Common Stock to be Issued
         ----------          ------------------------------------------
         Liedtke                               2,656,796
         Grella                                1,558,161
         Musselman                               705,035
         NBCC                                  1,080,008

          Upon the issuance of such shares of Common Stock, they shall be validly issued, fully paid and nonassessable. Such number of shares may be adjusted prior to the Effective Time by an agreement executed by all of the members, subject to consent of the representatives of the underwriters in the Offerings.

          2. Representations and Warranties of the LLC and the LLC Members. The LLC and the LLC Members, jointly and severally, represent that:

               a. The LLC is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Texas. The LLC has all requisite power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, and to enter into and carry out its obligations under this Agreement. The LLC is qualified to do business in all states other than the State of Texas wherein such qualification is required, except when the failure to be so qualified does not have a material adverse effect on the financial condition or results of operation of the LLC. The LLC has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party.

               b. This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by the LLC and each constitutes the legal, valid and binding obligation of the LLC, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principals of equity. The LLC has full power and authority to execute, deliver and perform this Agreement which will not violate any requirement of law or its articles of association, regulations or other organizational documents, nor will it violate any applicable law, regulation or order of any governmental authority nor any agreement, indenture, mortgage, deed of trust, voting agreement, loan agreement, note agreement or other evidence of indebtedness, lease, contract or other instrument to which it is a party or by which its property is bound.

               c. The LLC has good and defensible title to its assets to be vested in the Company pursuant to the Merger except for:

                    i.   undeveloped oil and gas leases;

                    ii. personal property and equipment located on property subject to oil and gas leases and used in connection with the operation and development of oil and gas leases; and

                    iii. defects which collectively would not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operation of the Company.

          For purposes of this Agreement, good and defensible title shall mean title that is free from defects as would cause a reasonable doubt in the mind of a reasonable and prudent purchaser in the area where the property interest is situated and cause him, if he were purchasing such interest, to refuse to accept the same at its full agreed value. The title to certain assets may be subject to drilling obligations in leases, farmout agreements, operating agreements, gas purchase contracts, covenants, restrictions, rights, easements, liens and encumbrances which are valid and in full force and effect as to such properties, and minor irregularities in title which, collectively, do not interfere with the operation, use and enjoyment of any such asset in the normal course of business as presently conducted by the LLC or materially impair the value thereof for such business.

               d. The LLC's assets (except for undeveloped oil and gas leases and personal property and equipment located on property subject to oil and gas leases and used in connection with the operation and development of oil and gas leases) are held by the LLC free and clear of any security interests, mortgages, pledges, liens, encumbrances, charges, defects or restrictions of any kind or character other than (i) those described in the preceding paragraph c and; (ii) those granted to NationsBridge, L.L.C. and its affiliates pursuant to security agreements, mortgages, assignments and other instruments to secure the obligation of the LLC under various loan arrangements. The oil and gas interests of the LLC were acquired in a manner customary in the oil and gas industry using reasonable diligence used by prudent purchasers in the area, and the developed portion of the oil and gas leases are valid, subsisting and enforceable against each of the parties thereof and are in full force and effect in accordance with their respective terms (except for such leases that have partially terminated as to certain nonproducing lands and/or depths pursuant to the terms thereto) and where the failure of such leases to be enforceable or to be in full force and effect would not, in either instance, have a material adverse effect on the LLC or its business, properties, business prospects, conditions (financial or otherwise) or results of operations, taken as a whole.

               e. There are no actions, suits or proceedings pending or threatened against or affecting the LLC, or its officers, directors or members in their capacities as such, before any federal, state or local body or authority, domestic or foreign, wherein an unfavorable ruling, decision or finding would have a material adverse effect on its business, properties, business prospects, conditions (financial or otherwise) or results of operations.

     B.   THE PUBLIC OFFERING

     Concurrently with the other transactions contemplated by the Consolidation, and as a condition precedent thereto, the Company shall have closed an initial public offering (the "Common Stock Offering") of shares of the Company Common Stock pursuant to the Securities Act, as described in that certain Registration Statement on Form S-1, Registration No. 333-08913 filed with the Securities and Exchange Commission. Proceeds from the Common Stock Offering shall constitute "property" contributed to the Company solely in exchange for common stock as defined in Code Section 351 and shall be the result of an "underwriting" as described in the Regulations to the Code at Section 1.351-1(a)(3).

III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In connection with transactions contemplated under Article I and II hereof, the Company represents to each of the LLC, Valley, CSL, Liedtke, Grella, Musselman and NBCC that the following representations and warranties are true and correct as of the closing:

     A. The Company is a corporation duly organized and validly existing, in good standing, under the laws of the State of Delaware, with all requisite corporate power and authority to own and to lease its property and to carry on its business as now conducted, and is duly qualified and authorized to do business as a foreign corporation and is in good standing in each jurisdiction wherein the failure to be so qualified and authorized would have a material adverse effect on the financial condition or results of operations of the Company.

     B. It has full requisite corporate and other power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other corporate proceeding on the part of the Company is necessary for the execution and delivery of this Agreement by it. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

IV.  REGISTRATION RIGHTS

     A.   INCIDENTAL REGISTRATION.

          1. REQUEST FOR REGISTRATION. If at any time the Company proposes to file a registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or other similar forms providing for the registration of employee benefits plans) with respect to an offering of shares of Company Common Stock (the "Shares") for its own account or for the account of any of Liedtke, Grella, Musselman or NBCC (collectively, the "Affiliated Holders") (including, without limitation, a "Demand Registration" pursuant to Section IV.B.), then the Company shall give written notice of such proposed filing and its distribution plan to each Affiliated Holder owning more than five percent (5%) of the total outstanding Company Common Stock (each, an "Eligible Holder") as soon as practicable (but in no event less than twenty (20) days before the anticipated filing date of such registration statement). Such notice shall offer each Eligible Holder the opportunity to have all or any part of the Shares owned by such Eligible Holder included in the registration statement proposed to be filed by the Company, and thereby be registered under the Securities Act (and any related qualification under any applicable state securities or "blue sky" laws or other compliance) or, at the Company's option, in a separate registration statement to be filed concurrently with such registration statement (in either case, "Incidental Registration"). Within fifteen (15) days after receiving such notice, each Eligible Holder may make a written request to the Company that any or all of the Eligible Holder's Shares be included in the Incidental Registration, which notice shall specify the precise portion of such Eligible Holder's Shares to be so included. Subject to the provisions of Section IV.A.2., the Company shall include in the Incidental Registration all Shares in the Company with respect to which the Company has received such a written request by an Eligible Holder. Any Eligible Holder shall be permitted to withdraw all or part of his Shares in the Company from an Incidental Registration at any time prior to the effective date of the registration statement filed with respect to such Incidental Registration.

          2. PRIORITY ON INCIDENTAL REGISTRATION. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering by the Company, in connection with which Incidental Registration is requested, to permit the inclusion of all Shares in the Company requested by the Eligible Holders (the "Selling Incidental Holders") to be included in the Incidental Registration on the same terms and conditions as similar securities of the Company included therein to the extent appropriate. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the Company that, because of the size of the offering which the Selling Incidental Holders, the Company and any other security holders of the Company intend to make, the success of the offering would be materially and adversely affected by inclusion of more than a specific number of the Shares requested to be so included, then such registration shall be comprised of the following Shares:

               a.   PRIMARY REGISTRATION.  If such Incidental
          Registration is incident to a primary registration on behalf of the Company, then the Shares to be included in such primary registration shall be as follows:

                    (i) first, the Shares intended to be offered by the Company;

                    (ii) second, the Shares owned and requested to be registered by NBCC; and

                    (iii) third, the Shares owned, and requested to be
                          registered, by the other Selling Incidental
                          Holders in proportion to the ratio that the number of Shares owned by each such remaining Selling Incidental Holder (excluding any Shares to be registered pursuant to subparagraph IV.A.2(a)(ii)) bears to the total number of Shares owned by all such Selling Incidental Members (excluding any Shares to be registered pursuant to subparagraph IV.A.2.(a)(ii)) (or as otherwise agreed); and

                    b. SECONDARY REGISTRATIONS. If such Incidental Registration is incident to a secondary registration on behalf of Affiliated Holders owning Shares (including, a Demand Registration under Section IV.B.), then the total number of Shares to be included in such secondary registration (the "Available Shares") shall be allocated as follows: (i) up to 50% to Shares owned, and requested to be registered by, NBCC; and
               (ii) the remainder (to the extent not requested to be registered by NBCC) to all other Selling Incidental Holders requesting the Company to have their Shares included in such registration, with such remaining

               Available Shares being allocated among such other Selling Incidental Holders in proportion to the total number of Shares owned by each such other Selling Incidental Holder bears to the total number of Shares owned by all such other Selling Incidental Holders.

        3. ASSIGNMENTS, ETC.. All rights under this Section IV.A. shall be freely assignable and such rights are not intended to create rights in any person not a party to this Agreement or its assigns.

     B.   DEMAND REGISTRATION.

          1. REQUEST FOR REGISTRATION. NBCC may make written requests for registration under the Securities Act ("Demand Registration") of all or part of NBCC's Shares, subject to the conditions of this Article IV. Each such request shall specify the precise number of Shares proposed to be sold and shall also specify the intended method of disposition thereof. Upon receiving a request for a Demand Registration, the Company shall give written notice of such request to all other Eligible Holders at least twenty (20) days before the anticipated filing date of such registration statement, and each such Eligible Holder shall be entitled to participate in such Demand Registration as a Selling Incidental Holder pursuant to the terms, conditions and limitations set forth in Section IV.A. As soon as practicable after receipt of a request for a Demand Registration, the Company shall file a registration statement on an appropriate form under the Securities Act for the number of Shares requested by NBCC and any Selling Incidental Holders, subject to the conditions of this Article IV.

          2. LIMITATION ON DEMAND REGISTRATION. No Demand Registration may be requested by NBCC at any time during which a registration statement filed by the Company in which NBCC was entitled to participate is effective under the Securities Act (or would have been entitled but for the delivery by the managing underwriter or underwriters of the opinion set forth in the second sentence of
Section IV.A.2.) or within ninety (90) days after the closing of any offering effected pursuant to any such registration statement. Notwithstanding anything to the contrary in this Article IV, the Company shall not be obligated to effect more than two Demand Registrations for NBCC. A registration shall not count as a Demand Registration: (a) unless a registration statement with respect thereto has become effective; (b) if, after such registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission ("SEC") or other governmental agency or court for any reason not attributable to NBCC, and such registration statement has not thereafter again become effective; or (c) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of NBCC.

          3. EFFECTIVE REGISTRATION AND EXPENSES. The Company shall use its reasonable best efforts to cause each registration statement filed pursuant to a Demand Registration to become effective under the Securities Act and thereafter to keep it effective under the Securities Act for a period of ninety (90) days (subject to extension pursuant to the last paragraph of Section IV.D. hereof). The Company shall pay all Registration Expenses (as defined in Section IV.E.17) in connection with any Demand Registration, whether or not it becomes effective, except (a) as provided in Section IV.E. or (b) if such Demand Registration is expected to become effective within the price range estimated by the underwriter but is withdrawn due to the decision of NBCC.

          4. SELECTION OF UNDERWRITERS. If NBCC so elects, the offering pursuant to such Demand Registration shall be in the form of an underwritten offering. If any Demand Registration is in the form of an underwritten offering, the Company shall select and obtain the investment banker or investment bankers and manager or managers that will administer the offering, subject to the approval of NBCC (which approval shall not be unreasonably withheld).

     D.   HOLDBACK AGREEMENTS.

          1. RESTRICTIONS ON PUBLIC SALE BY ELIGIBLE HOLDERS. Upon the offer by the Company to include any Affiliated Holders' Shares ("Selling Holders") in a registration statement filed pursuant to an Incidental Registration or a Demand Registration (or in case the Company files a registration statement for Common Stock and the managing underwriters deliver the opinion set forth in the second sentence of Section IV.A.2.), each Eligible Holder agrees not to effect any public sale or distribution of the same type of securities being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during a 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

          2. RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The Company agrees that during the fourteen (14) days prior to, and during a 180-day period beginning on, the effective date of any registration statement filed pursuant to a Demand Registration, it shall not effect any public or private sale or distribution of the same type of securities being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for securities of the nature of such securities (except as part of such registration or pursuant to a registration statement on Form S-4 or S-8 or other similar forms providing for the registration of employee benefits plans).

     E.   REGISTRATION PROCEDURES.    Subject to the other provisions and
limitations contained in this Article IV, whenever any Eligible Holder has requested that any of its Shares be registered pursuant to an Incidental Registration or whenever NBCC has requested that any of its Shares be registered pursuant to a Demand Registration, the Company shall use its best efforts to effect the registration and the sale of such Shares in accordance with the intended method of disposition thereof, as soon as practicable, and in connection with any such request, the Company shall as expeditiously as possible:

          1. REGISTRATION STATEMENT. Prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Selling Holders' Shares to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become effective under the Securities Act; provided that: (a) in the case of an Incidental Registration, at least five (5) days before filing a registration statement or prospectus, or as promptly as practicable prior to filing any amendments or supplements thereto, the Company shall furnish to one (1) counsel, selected by the Selling Holders, copies of all such documents proposed to be filed, which documents shall be subject to the review of the Selling Holders and such counsel; (b) in the case of a Demand Registration, NBCC and one (1) counsel selected by it shall have the right to participate in the preparation of such documents; and (c) after the filing of the registration statement, the Company shall promptly notify each such Selling Holder and such counsel of comments received from, or any stop order issued or threatened by, the SEC and take all reasonable actions required to respond to such comments or, as the case may be, prevent the entry of such stop order or to remove it, if it has been entered;

          2. AMENDMENTS AND SUPPLEMENTS TO REGISTRATION STATEMENT. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable period required by the terms hereof, which period shall terminate when all Shares covered by such registration statement have been sold or, in the case of an Incidental Registration, for such time period as the Company shall determine in its sole discretion (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition as set forth in such registration statement;

          3. PROPOSED REGISTRATION DOCUMENTS. Furnish to each Selling Holder, prior to filing the registration statement, if requested, copies of such registration statement as proposed to be filed, and thereafter furnish to each Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated or deemed to be incorporated therein by reference), the prospectus included in such registration statement

(including each preliminary prospectus), and such other documents as each Selling Holder may reasonably request in order to facilitate the disposition of the Shares owned by each Selling Holder;

          4. BLUE SKY QUALIFICATION. Use its best efforts to register or qualify such Shares under such other securities or blue sky laws of such jurisdictions as each Selling Holder reasonably (in light of each Selling Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary to enable each Selling Holder to consummate the disposition in such jurisdictions of the Shares owned by each Selling Holder and keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is effective; provided that the Company shall not be required to: (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection; (b) subject itself to taxation in any such jurisdiction; or (c) consent to general service of process in any such jurisdiction;

          5. APPROVAL BY OTHER GOVERNMENTAL AUTHORITIES. Use its best efforts to cause such Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable each Selling Holder to consummate the disposition of such Shares, provided that the Company shall not be required to: (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, but for this subsection; (b) subject itself to taxation in any such jurisdiction; or (c) consent to general service of process in any such jurisdiction;

          6. NOTICE; AMENDMENT OF PROSPECTUS. At any time when a prospectus relating to Shares is required to be delivered under the Securities Act: (a) notify each Selling Holder of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus; (b) prepare and file such supplement, amendment or any other required document, so that as thereafter delivered to the purchasers of such Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (c) promptly make available to each Selling Holder any such supplement, amendment or other document;

          7. EXECUTION OF CUSTOMARY AGREEMENTS; FURTHER ACTION. Enter into and perform customary agreements (including an underwriting agreement in customary form with the managing underwriter or underwriters, if any), use its best efforts to obtain any necessary consents in connection with any proposed registration and sale of Shares, and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Shares;

          8. INSPECTION AND AVAILABILITY OF RECORDS. Make available for inspection by each Selling Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other professional retained by any Selling Holder or such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's Officers and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement; provided, however, records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless: (a) in the reasonable judgment of counsel to the Company, the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (b) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; with each Selling Holder hereby agreeing that information obtained by him, or on his behalf, as a result of such inspections shall be deemed confidential and shall not be used by him as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public; and each Selling Holder hereby further agrees that he shall, upon learning that disclosure by such Selling Holder of such Records is sought in a court of competent jurisdiction, give prompt notice to the Company and allow the

Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          9. COMFORT LETTER. If such sale is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as any Selling Holder or the managing underwriter or underwriters reasonably request;

          10. OTHER COMPLIANCE; EARNINGS STATEMENT. Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          11. PROSPECTUS SUPPLEMENT; POST-EFFECTIVE AMENDMENT. If requested by the managing underwriter or underwriters, if any, or any Selling Holder in connection with an underwritten offering pursuant to an Incidental Registration or a Demand Registration: (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, and/or any Selling Holder reasonably requests to be included therein, as may be required by applicable laws; and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section IV.E.11. that is not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

          12. REMOVAL OF SUSPENSIONS. Use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement filed in connection herewith, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, at the earliest possible moment;

          13. SHARE CERTIFICATES. Cooperate with each Selling Holder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates, if any, representing Shares to be sold, which certificates or notes shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company or other appropriate depository; and enable such certificates representing Shares to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two (2) Business Days prior to any sale of Shares;

          14. SECURITIES EXCHANGE LISTING. Cause all such Shares to be listed on any securities exchange (or on The Nasdaq Stock Market's National Market) on which similar securities issued by the Company are then listed or traded; provided, that the applicable listing requirements are satisfied in the opinion of the Company and its counsel;

          15. LEGAL OPINION. Furnish, at the request of any Selling Holder on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Selling Holder making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such Selling Holder or underwriters may reasonably request and as are customarily included in such opinions; and

          16. FURTHER ACTION. Take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Shares.

          Notwithstanding the provisions of this Section IV, the Company shall be entitled to postpone, for a reasonable period of time, the filing of any registration statement under an Incidental Registration if the Company determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could materially interfere with any bona fide financing, acquisition, or other material business plans of the Company (including a proposed primary offering by the Company of its own securities) or would require disclosure of non-public information, the premature disclosure of which could materially adversely affect the business, properties, operations or financial results of the Company; provided, however, that the Company shall not be required to disclose to the Selling Incidental Holders any such transaction, plan or non-public information. If the Company postpones the filing of a registration statement pursuant hereto, it shall promptly notify in writing the Selling Incidental Holders when the events or circumstances permitting such postponement have ended and at such time shall proceed with the filing of the registration statement as requested. If the Company shall postpone the filing of a registration statement pursuant hereto, then the Selling Incidental Holders shall have the right to withdraw their request for registration by giving written notice to the Company at any time within five (5) days after the date the Company notifies such Selling Incidental Holders of its willingness to proceed with the filing of the registration statement. The Company may require each Selling Holder to furnish promptly in writing to the Company such information regarding the distribution of the Shares as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          Each Selling Holder shall cooperate with the Company and, if applicable, the underwriter or underwriters in providing such information and executing and delivering such documents as the Company or the underwriter or underwriters reasonably shall request in connection with any such registration, and the Company shall not be obligated to include in any such registration any Shares of any Eligible Holder who does not comply with this paragraph.

          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section IV.E.6., such Selling Holder shall forthwith discontinue disposition of Shares pursuant to the registration statement covering such Shares, until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section IV.E.6. and, if so directed by the Company, such Selling Holder shall deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Shares at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section IV.E.2.) by the number of days during the period from and including the date of the giving of notice pursuant to Section IV.E.6. hereof to the date when the Company shall make available to such Selling
Holder a prospectus supplemented or amended to conform with the requirements or Section IV.E.6.

          17. REGISTRATION EXPENSES. In connection with any registration statement required to be filed under this Article IV, the Company shall pay the following registration expenses (the "Registration Expenses"): (a) all registration and filing fees; (b) fees and expenses relating to compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Shares requested to be registered); (c) printing expenses (including expenses of printing certificates, if any, for Shares requested to be registered); (d) internal expenses (including, without limitation, all salaries and expenses of its Officers and employees performing legal or accounting duties); (e) any fees and expenses incurred in connection with the listing of the Shares requested to be registered on any national securities exchange or automated quotation system on which the Company's Shares are listed; (f) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section IV.E.9. hereof); (g) the reasonable fees and expenses of any special experts or other Persons retained by the Company in connection with such registration; (h) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the Selling Holders incurred in connection with any Incidental Registration hereunder and reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for NBCC incurred in connection with any Demand Registration hereunder; and (i) messenger, courier, delivery and telephone expenses related to any registration contemplated hereunder. The Company shall not have any obligation to pay any underwriting fee discounts or commissions attributable to the sale of Shares pursuant to any Incidental Registration or Demand Registration, or any out-of-pocket expenses of any Selling Holder (or the agents who manage his accounts) incurred in connection therewith, which amounts shall be the responsibility of the Selling Holder or Selling Holders.

     F.   SPECIAL PROVISIONS RELATING TO REGISTRATION RIGHTS.

          1. ASSIGNMENT. Rights relating to Incidental Registration and Demand Registration rights granted pursuant to this Article IV are transferable to transferees of Shares permitted under this Agreement who execute and deliver to the Company an Addendum to this Agreement in which such transferee agrees to be bound by this Agreement and to observe and comply with this Agreement and with all obligations and restrictions imposed hereby.

          2. LIMITED DEMAND REGISTRATION RIGHTS. Except as set forth in this Agreement, the Company has not granted to any Person the right to require the Company to register the Shares in the Company or any other securities of the Company.

     G.   INDEMNIFICATION; CONTRIBUTION.

          1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Selling Holder and, if applicable, its directors and officers and each Person who controls such Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal and other costs of investigation and defense) (collectively, "Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any such registration statement or prospectus relating to Shares or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities, or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf for use therein. The
Company also agrees to indemnify any underwriters of the Shares, their officers and directors, and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as the indemnification of Selling Holders provided in this Section IV.G.

          2. INDEMNIFICATION BY SELLING HOLDERS. Each Selling Holder agrees to indemnify and hold harmless the Company, the Affiliated Holders, its Officers, Directors and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (other than the Selling Holder) to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Shares of the Company or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such information was furnished in writing by such Selling Holder or on such Selling Holder's behalf, in such Selling Holder's capacity as a Selling Holder and not in his capacity as an Officer, expressly for use in any registration statement or form of prospectus relating to the Shares or any amendment or supplement thereto, provided, however, that (a) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary or final prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such Losses result from the fact that a current copy of the prospectus was not sent or given to the Person asserting any such Losses at or prior to the written confirmation of the sale of the Shares concerned to such Person, if it is determined that it was the responsibility of the Company or any other Person or entity (other than the Selling Holder) to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such Losses and (b) no Selling Holder shall be liable for indemnity in an amount in excess of the gross proceeds received by such Selling Holder in any Incidental Registration or Demand Registration. Each Selling Holder also agrees to indemnify and hold harmless underwriters of the Shares, their officers and directors, and each Person who controls such underwriters on substantially the same basis as the indemnification of the Company provided in this Section IV.G.

          3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section IV.G.1. or
Section IV.G.2. above ("Indemnified Party") with respect to which indemnity may be sought from any party who has agreed to provide such indemnification ("Indemnifying Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses relating to such defense, including without limitation reasonable attorneys' fees. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (a) the Indemnifying Party has agreed to pay such fees and expenses; (b) the Indemnifying Party shall have failed to promptly assume the defense of such action or proceeding and to employ counsel reasonably satisfactory to the indemnified Party; or (c)(i) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party, or (ii) the Indemnified Party's counsel shall have advised the Indemnified Party that there may be defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party and that the Indemnifying Party is not able to assert on behalf of or in the name of the Indemnified Party (in which case of either of (i) or (ii), if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party), the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by one or more Indemnified Parties that hold a majority of the Shares held by all of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          4.   CONTRIBUTION.  If the indemnification provided for in this
Section IV.G. is unavailable to the Indemnified Parties in respect of any Losses (other than by reason of exceptions provided in Section IV.G.1. or Section IV.G.2.), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses: (a) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, with respect to the statements or omissions which resulted in such Losses, or action in respect thereof, as well as any other relevant equitable considerations; or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, from the offering of the securities covered by such registration statement; provided, however, that under no circumstances shall the allocation set forth in this clause (b) be applicable to any Losses arising out of a Demand Registration effected at the request of NBCC. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and such party's relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions, but before deducting expenses) received by the Indemnifying Party bears to the total proceeds (net of underwriting discounts and commissions, but before deducting expenses) received by the Indemnified Party.

          The Company and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section IV.G.4. were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section IV.G.4., no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Shares of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Subsection 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          5. SURVIVAL. The indemnity and contribution agreements contained in this Section IV.G. shall remain operative and in full force and effect regardless of: (a) any amendment, restatement or termination of this Agreement or any underwriting agreement; (b) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company; and (c) the consummation of the sale or successive resale of the Shares, until the expiration of all periods during which any suit or proceeding of the type for which indemnity may be claimed under this Section IV.G. ("Indemnifiable Claims") have elapsed, and thereafter until the final and non-appealable resolution of any and all Indemnifiable Claims commenced during such periods and the final resolution between the Company and any Selling Holder of any and all claims made by either party under this Section IV.G. hereof with respect to those Indemnifiable Claims.

     G. Participation in Underwritten Registrations. No Selling Holder may participate in any underwritten registration hereunder unless such Selling
Holder: (a) agrees to sell his Shares on the basis provided in any underwriting arrangements approved by the Persons or entities entitled hereunder to approve such arrangements; and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

     H. RULE 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations thereunder, and it shall take such further action, that any Affiliated Holder may reasonably request to enable such Affiliated Holder to sell Shares, from time to time, without registration under the Securities Act but within the limitation of the exemptions provided by (1) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (2) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Affiliated Holder, the Company shall deliver to such Affiliated Holder a written statement as to whether it has complied with such requirements.

V.   CLOSING.

     A. TIME AND LOCATION. The closing of the transactions contemplated by this Agreement (the "Closing") shall be subject to the accuracy in all material respects of the representations and warranties of the parties hereto as though made on an as of the date of Closing and shall take place contemporaneously with the closing of the Offerings, at such time and place as the parties hereto may mutually agree.

     B. OBLIGATIONS AT THE CLOSING. Subject to the conditions set forth in this Agreement, at the Closing:

          1. the LLC shall have redeemed NBCC's Redeemable Interest as contemplated by Section I.A. hereof, and made the distribution contemplated by
Section I.B. hereof;

          2. the sale of the Valley Common Stock shall be consummated in accordance with Section I.C. hereof;

          3.   the sale of CSL assets shall be consummated in accordance with
Section I.D. hereof;

          4. the Company shall issue and deliver the shares of Company Common Stock to the LLC Members and the Merger shall be consummated in accordance with
Section II.A. hereof;

          5. Valley, CSL, the LLC and the Affiliated Holders shall perform, satisfy and comply in all material respects all other covenants and conditions required by this Agreement to be performed, satisfied or complied with on or before the Effective Date; and

          6. the Company shall perform, satisfy and comply in all material respects all other covenants and conditions required by this Agreement to be performed, satisfied or complied with on or before the Effective Date.

VI.  REMEDIES.

     A. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all of the rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any such breach or threatened breach of the provisions of this Agreement and that any party may in its sole discretion, in addition to any other available remedies, apply to any court of law or equity of competent jurisdiction for and be entitled to receive or be entitled to, specific performance and injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement, without the necessity of demonstrating that it has been irreparably harmed. The representations and warranties in this Agreement shall survive the Closing.

     B. In the event a party brings an action under this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party any fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, the reasonable fees and expenses of its attorneys and accountants and all fees, costs and expenses of appeals.

VII. MISCELLANEOUS.

     A. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

     If to the LLC, Valley, CSL or the Company:

               400 W. Illinois
               Suite 1000
               Midland, Texas 79701
               Attention: Michael J. Grella

     If to Liedtke, Grella or Musselman, to each of such persons at the following address:

               400 W. Illinois
               Suite 1000
               Midland, Texas 79701

     If to NBCC:

               100 N. Tryon Street
               Charlotte, North Carolina 28255
               Attention:  Travis Hain and Robert H. Sheridan, III

Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the third calendar day after posting; in the case of notice so given by overnight delivery services, on the date of actual delivery and, in the case of notice so given by facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, on the day of personal delivery.

     B. TERMINATION OF PRIOR AGREEMENTS. This Agreement fully replaces and supersedes all prior agreements relating to the common stock of, or the membership interest or other interest in, the LLC, CSL, Valley or their respective predecessors, including, but not limited to, (i) the Regulations of the LLC dated February 17, 1995; (ii) the Membership Subscription Agreement dated February 17, 1995 among the LLC, NBCC and each other holder of the within-mentioned purchase interest; (iii) the Buy-Sell Agreement dated February 17, 1995 (the "LLC Buy-Sell Agreement") by and between the LLC and Liedtke, Grella and Musselman and their respective spouses, being Marion Liedtke, Katherine Riggs Grella and Melinda Musselman (collectively, "Spouses"); and (iv) the Buy-Sell Agreement dated February 17, 1995 by and between Liedtke, Grella and Musselman and their respective Spouses, CSL Management Corporation, Valley Gathering Company and 511 TEX L.C. (collectively, the "Prior Agreements"). As a result of the execution of this Agreement, the parties hereto declare the Prior Agreements to be of no further force and effect and any notices required thereunder shall be superseded hereby; provided, however, that if the closing does not incur on or before October 9, 1996, the Prior Agreements shall be revived in their entirety.

     C. SEVERABILITY AND REFORMATION. The parties hereto intend all of the provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law, then such illegality, invalidity or unenforceability shall not invalidate the entire Agreement. Such provision shall be deemed modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid, and enforceable, then this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part thereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

     D. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Exhibits attached hereby and those documents expressly referred to herein, contains the entire understanding and agreement among the parties to this Agreement, and supersedes any other agreement among such parties, whether oral or in writing, with respect to the subject matter hereof. This Agreement may not be altered, amended, rescinded or revoked, nor may any of its provisions be waived, except by an instrument in writing signed by all of the parties hereto or, in the case of an asserted waiver, by the party or parties against whom the waiver is sought to be enforced.

     E. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     F. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of, and be enforceable by and against, each of the parties hereto and their respective successors and assigns.

     G. GOVERNING LAW AND VENUE. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS. THIS AGREEMENT IS PERFORMABLE IN MIDLAND COUNTY, TEXAS, AND VENUE OF ANY ACTION RELATED OR PERTAINING TO THIS AGREEMENT SHALL LIKE IN MIDLAND COUNTY, TEXAS.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written, to be effective, however, at the Closing.

                              COSTILLA ENERGY, INC.


                              By:
                                 --------------------------------------------
                              Name: Cadell S. Liedtke
                              Title: Chairman of the Board


                              COSTILLA ENERGY, L.L.C.

                              By:
                                 --------------------------------------------
                              Name: Michael J. Grella
                              Title: President





                              -----------------------------------------------
                              Cadell S. Liedtke, Individually



                              -----------------------------------------------
                              Michael J. Grella, Individually



                              -----------------------------------------------
                              Henry G. Musselman, Individually


                              NATIONSBANC CAPITAL CORPORATION


                              By:
                                 --------------------------------------------
                              Name:
                              Title:


                              CSL MANAGEMENT CORPORATION


                              By:
                                 --------------------------------------------
                              Name:
                              Title:


                              VALLEY GATHERING COMPANY


                              By:
                                 --------------------------------------------
                              Name:
                              Title: